Exhibit 99.B(d)(2)

CONTRACT SPECIFICATIONS

Contract Number:	XX-0123456

Contract Date:	December 20, 2024

Owner(s):	Abraham Lincoln

Annuitant:	Abraham Lincoln

Age at Issue:	76

Maximum Issue Age:	85

Single Purchase Payment:	$50,000

Maturity Date:	June 20, 2047

Beneficiary Designation on the Contract Date:	As named by the Owner

Death Benefit on the Contract Date:	Contract Value Death Benefit

SEPARATE ACCOUNT: Lincoln Life & Annuity Company of New York Separate Account 7 is the Separate Account that contains all or a portion of the assets supporting the Segments of the Indexed Accounts.

REALLOCATION REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE

Minimum Single Reallocation to an Indexed Account: $2,000

Notice. We will send the Owner a Notice 25 calendar days prior to an Indexed Anniversary Date.

Reallocation Instructions. Owner’s instructions must be received in Good Order no later than the 2nd calendar day prior to an Indexed Anniversary Date.

WITHDRAWAL AND SURRENDER REQUIREMENTS

Minimum Withdrawal Amount: $300

Free Withdrawal Percentage: 10%

SURRENDER CHARGES. Withdrawals and/or Surrenders may be subject to Surrender Charges. However, You may withdraw up to the Free Withdrawal Amount during a Contract Year without incurring a Surrender Charge. Any Free Withdrawal Amount not taken during the Contract Year cannot be carried over to the next Contract Year. The remaining value will be subject to Surrender Charges until the Single Purchase Payment is exhausted.

Surrender Charge applies as follows:

Number of Contract Anniversaries since the Contract Date	None	1	2	3	4	5	6+
Surrender Charge as a percentage of the full amount or a portion of the Single Purchase Payment Surrendered or Withdrawn	7.00%	7.00%	6.00%	5.00%	4.00%	3.00%	0.00%

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CONTRACT SPECIFICATIONS (continued)

ANNUITY PAYMENT REQUIREMENTS:

Minimum Monthly Annuity Payment Amount: $50

Minimum Contract Value: $2,000

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CONTRACT SPECIFICATIONS (continued)

PAYMENT OPTION TABLES

BASIS OF CALCULATION FOR ANNUITY PAYMENT OPTIONS. The Payment Option Tables illustrate the minimum guaranteed monthly payments purchased per $1,000 of Contract Value, after deduction of any applicable Taxes. The actuarial basis for the Payment Option Tables is the 2012 Individual Annuity Basic Mortality Table (Age Last Birthday) with improvement to year 2040 using Projection Scale G2 with an annual interest rate of 1.00%. Minimum guaranteed monthly payments are calculated using female mortality rates for the Annuitant and male mortality rates for the Joint Annuitant, if applicable. The Age Adjustment Table applies mortality improvements based on year of birth. The age used to determine the first monthly annuity payment amount in the table below is equal to attained age plus the adjustment to age value based on year of birth of the Annuitant (for Joint and Survivor Annuities the youngest Annuitant’s attained age and year of birth are used in the tables below).

GUARANTEED PURCHASE RATES. Minimum payment amounts for ages and options not shown in the PAYMENT OPTION TABLES provisions of this Contract can be obtained from Our Servicing Office. Any benefits paid under this Contract will not be less than those required by the New York Insurance Law.

DOLLAR AMOUNT OF FIRST MONTHLY ANNUITY PAYMENT WHICH IS PURCHASED WITH EACH $1,000 APPLIED
SINGLE LIFE ANNUITIES
Age	No Period Certain	120 Months Certain	240 Months Certain
60	$3.30	$3.27	$3.18
61	3.39	3.36	3.25
62	3.48	3.45	3.33
63	3.59	3.55	3.40
64	3.70	3.65	3.48
65	3.81	3.76	3.56
66	3.93	3.88	3.65
67	4.07	4.00	3.73
68	4.21	4.13	3.81
69	4.36	4.27	3.90
70	4.52	4.42	3.98
71	4.70	4.57	4.05
72	4.89	4.74	4.13
73	5.09	4.92	4.20
74	5.32	5.10	4.26
75	5.56	5.30	4.32
JOINT AND SURVIVOR ANNUITIES
Joint and Full to Survivor Certain Period
Joint Age	None	120	240
60	$2.90	$2.90	$2.89
61	2.97	2.97	2.96
62	3.05	3.05	3.03
63	3.13	3.13	3.11
64	3.22	3.21	3.19
65	3.31	3.30	3.27
66	3.40	3.40	3.36
67	3.51	3.50	3.45
68	3.62	3.61	3.54
69	3.73	3.73	3.64
70	3.86	3.85	3.74
71	4.00	3.99	3.83
72	4.14	4.13	3.93
73	4.30	4.28	4.02

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74	4.47	4.45	4.11
75	4.65	4.63	4.19
AGE ADJUSTMENT TABLE
Year of Birth	Adjustment to Age	Year of Birth	Adjustment to Age
Before 1920	0	1970-1979	-2
1920-1929	0	1980-1989	-3
1930-1939	0	1990-1999	-4
1940-1949	0	2000-2009	-5
1950-1959	0	2010-2019	-6
1960-1969	-1

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